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                                                                     EXHIBIT 3.2

                            CERTIFICATE OF AMENDMENT
                                       OF
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                               ALLAIRE CORPORATION

     Allaire Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

     FIRST: That by a unanimous written consent of the Board of Directors dated as of January 26, 2000, resolutions were duly adopted proposing and declaring advisable that the Amended and Restated Certificate of Incorporation of the Corporation be amended and that such amendment be submitted to the stockholders of the Corporation for their consideration, as follows:

               RESOLVED:      To amend the Corporation's Amended and Restated
                              Certificate of Incorporation to increase the number of authorized shares of the Corporation's common stock, $.01 par value per share (the
                              "Common Stock"), from 35,000,000 to 100,000,000
                              (the "Charter Amendment");

               RESOLVED:      To call a special meeting of the stockholders of
                              the Corporation for the purposes of considering the Charter Amendment and to recommend approval of the Charter Amendment by the stockholders;

               RESOLVED:      That the officers of the Corporation be, and they
                              hereby are, and each of them hereby is,
                              authorized, for and on behalf of the Corporation and in its name, to prepare, execute, seal, deliver, filed and record any and all instruments, documents and other papers, and to take any and all other actions necessary, desirable or convenient carry out the purposes of the foregoing
                              Resolutions.

     SECOND: That the Charter Amendment was approved by stockholders holding a majority of the issued and outstanding shares of the Corporation's Common Stock at a meeting held on March 13, 2000.


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     THIRD:    That the Charter Amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said Allaire Corporation. has caused this certificate to be signed by David J. Orfao, its Chief Executive Officer, and attested by Lori H. Freedman, its Secretary, this 13th day of March, 2000.


ATTEST:                                       ALLAIRE CORPORATION


/s/ Lori H. Freedman                          By:  /s/ David J. Orfao
--------------------                               ------------------
Lori H. Freedman                                   David J. Orfao
Secretary                                     Its: President and Chief Executive
                                                    Officer


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